Exhibit 23
                         Consent of Independent Auditors


        [Letterhead of BERRY, DUNN, MCNEIL AND PARKER, CERTIFIED PUBLIC
                                  ACCOUNTANTS]

                         CONSENT OF INDEPENDENT AUDITORS



We have issued our report dated January 21, 1999, accompanying the consolidated financial statements of KSB Bancorp, Inc. and Subsidiary included in the Annual Report on Form 10-KSB for the year ending December 31, 1998. We consent to the incorporation by reference of said report in the Registration Statement of KSB Bancorp, Inc. on Form S-8, (File No. 333-22021, effective February 18, 1997).


/s/ BERRY, DUNN, MCNEIL AND PARKER
----------------------------------
    BERRY, DUNN, MCNEIL AND PARKER


Portland, Maine
March 26, 1999